EXECUTION COPY

SUN MICROSYSTEMS, INC. as Issuer

and

U.S. BANK NATIONAL ASSOCIATION as Trustee

Indenture

dated as of January 26, 2007

$350,000,000

0.750% Convertible Senior Notes due 2014

Page

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE			1
Section	1.1	Definitions	1
Section	1.2	Other Definitions	8
Section	1.3	Incorporation by Reference of Trust Indenture Act	9
Section	1.4	Rules of Construction	9
Section	1.5	Acts of Holders	10
ARTICLE 2.

THE NOTES			10
Section	2.1	Form, Dating and Denominations; Legends	10
Section	2.2	Execution and Authentication	12
Section	2.3	Registrar, Paying Agent and Conversion Agent	12
Section	2.4	Paying Agent To Hold Money In Trust	13
Section	2.5	Noteholder Lists	13
Section	2.6	Transfer and Exchange	14
Section	2.7	Replacement Notes	14
Section	2.8	Outstanding Notes	15
Section	2.9	Treasury Notes	15
Section	2.10 Temporary Notes		16
Section	2.11 Cancellation		16
Section	2.12 CUSIP Numbers		16
Section	2.13 Book-entry Provisions For Global Notes		17
Section	2.14 Special Transfer Provisions		17
ARTICLE 3.

PURCHASES			19
Section	3.1	Repurchase At the Option of the Holder	19
Section	3.2	Effect of Fundamental Change Purchase Notice	23
Section	3.3	Deposit of Fundamental Change Purchase Price	24
Section	3.4	Notes Purchased In Part	24
Section	3.5	Covenant To Comply With Securities Laws Upon Repurchase of Notes	24
ARTICLE 4.

COVENANTS			25
Section	4.1	Payment of Notes	25
		-i-

(Continued)
			Page
Section	4.2	Maintenance of Office or Agency	26
Section	4.3	Existence	26
Section	4.4	Rule 144A Information and Annual Reports	26
Section	4.5	Reports to Trustee	27
Section	4.6	Stay, Extension and Usury Laws	27
Section	4.7	Payment of Additional Interest	27
ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS			28
Section	5.1	Consolidation, Merger, Sale or Lease of Assets by the Company	28
ARTICLE 6.

DEFAULT AND REMEDIES			29
Section	6.1	Events of Default	29
Section	6.2	Acceleration	30
Section	6.3	Other Remedies	31
Section	6.4	Waiver of Past Defaults	31
Section	6.5	Control by Majority	31
Section	6.6	Limitation on Suits	31
Section	6.7	Rights of Holders to Receive Payment	32
Section	6.8	Collection Suit by Trustee	32
Section	6.9	Trustee May File Proofs of Claim	32
Section	6.10 Priorities		32
Section	6.11 Restoration of Rights and Remedies		33
Section	6.12 Undertaking for Costs		33
Section	6.13 Rights and Remedies Cumulative		33
Section	6.14 Delay or Omission Not Waiver		33
ARTICLE 7.

THE TRUSTEE			34
Section	7.1	General	34
Section	7.2	Certain Rights of Trustee	34
Section	7.3	Individual Rights of Trustee	35
Section	7.4	Trustee’s Disclaimer	35
Section	7.5	Notice of Default	36
Section	7.6	Reports by Trustee to Holders	36
Section	7.7	Compensation and Indemnity	36
Section	7.8	Replacement of Trustee	36
Section	7.9	Successor Trustee by Merger	37

(Continued)
			Page
Section	10.18	Right of Holders to Convert	57
Section	10.19	Company Determination Final	58
Section	10.20	Trustee’s Adjustment Disclaimer	58
Section	10.21	Simultaneous Adjustments	58
Section	10.22	Successive Adjustments	59
Section	10.23	Rights Issued in Respect of Common Stock Issued Upon Conversion	59
Section	10.24	Withholding Taxes for Adjustments in Conversion Rate	59
ARTICLE 11.

PAYMENT OF INTEREST			59
Section	11.1	Interest Payments	59
Section	11.2	Defaulted Interest	60
Section	11.3	Interest Rights Preserved	61
ARTICLE 12.

MISCELLANEOUS			61
Section	12.1	Trust Indenture Act of 1939	61
Section	12.2	Noteholder Communications; Noteholder Actions	61
Section	12.3	Notices	62
Section	12.4	Communication by Holders with Other Holders	63
Section	12.5	Certificate and Opinion as to Conditions Precedent	63
Section	12.6	Statements Required in Certificate or Opinion	63
Section	12.7	Legal Holiday	63
Section	12.8	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	64
Section	12.9	Governing Law	64
Section	12.10	No Adverse Interpretation of Other Agreements	64
Section	12.11	Successors	64
Section	12.12	Duplicate Originals	64
Section	12.13	Separability	64
Section	12.14	Table of Contents and Headings	64
Section	12.15	No Liability of Directors, Officers, Employees, Incorporators,
	Members and Stockholders		64

EXHIBIT A	Form of Note
EXHIBIT B	Restricted Common Stock Legend and IAI Common Stock Legend

-v-

CROSS REFERENCE TABLE*

*Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

	TIA Section		Indenture Section

310(a)(1)			7.10
(a)(2)			7.10
(a)(3)			N.A.
(a)(4)			N.A.
(b)			7.08; 7.10
(c)			N.A.
311(a)			N.A.
(b)			N.A.
(c)			N.A.
312(a)			2.05
(b)			12.04
(c)			12.04
313(a)			7.06
(b)(1)			N.A.
(b)(2)			7.06
(c)			12.03
(d)			7.06
314(a)			4.04; 4.05; 12.03
(b)			N.A.
(c)(1)			12.05
(c)(2)			12.05
(c)(3)			N.A.
(d)			N.A.
(e)			12.06
(f)			N.A.
315(a)			7.01
(b)			7.05; 12.02
(c)			7.01
(d)			7.01
(e)			6.11
316(a) (last sentence)			2.08
(a)(1)(A)			6.05
(a)(1)(B)			6.04
(a)(2)			N.A.
(b)			6.07
317(a)(1)			6.08
(a)(2)			6.09
(b)			2.04
318(a)			12.01
N.A. means not applicable

		-vi-

     INDENTURE, dated as of January 26, 2007, between Sun Microsystems, Inc., a Delaware corporation, as the “Company” and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

     The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of $350,000,000 aggregate principal amount of the Company’s 0.750% Convertible Senior Notes Due 2014 (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided. This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1

Definitions

.

      “Additional Interest” means additional interest owed to the Holders pursuant to the Registration Rights Agreement.

     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Affiliated Entity” has the meaning given such term in the Note Purchase Agreement.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Conversion Rate” means the Conversion Rate on any Trading Day.

     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     “Bank Purchase Transfer Event” has the meaning given such term in the Note Purchase Agreement.

“Bank Purchaser” means Citibank, N.A.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01.

     “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated to close.

     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

     “Change in Control” means the occurrence of a Fundamental Change of the type described in the clauses (i) or (ii) of the definition of “Fundamental Change” contained in Section 3.01(a), giving effect to the last two paragraphs of Section 3.01(a).

“Close of Business” means 5:00 p.m. (New York City time).

     “Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

     “Common Stock” means the common stock of the Company, $0.00067 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

     “Conversion Date” means the date on which the Holder of the Note has complied with all requirements under this Indenture to convert such Note.

     “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing $1,000 by the Conversion Rate on such day.

     “Conversion Rate” means 138.6482 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Article 10.

     “Conversion Reference Period” means (a) for Notes that are converted during the period beginning on the 23rd scheduled Trading Day prior to the Maturity Date, the twenty consecutive Trading Days beginning on, and including, the 20th scheduled Trading Day prior to the Maturity Date and (b) in all other instances, the twenty consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

     “Conversion Value” means, per $1,000 principal amount of Notes, the amount equal to the average of the products for each Trading Day of the Conversion Reference Period of (a) the Applicable Conversion Rate for such day multiplied by (b) the average of the Volume Weighted Average Price per share of the Common Stock on such day.

     “Corporate Trust Office” means the office of the Trustee at which the trust created by this Indenture is principally administered, which at the date of the Indenture is located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services (Sun Microsystems, Inc. 0.750% Convertible Senior Notes due 2014).

     “Current Market Price” of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

     “Daily Share Amounts” means, for each Trading Day of the Conversion Reference Period and each $1,000 principal amount of Notes surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

(Volume Weighted Average Price per share of		Conversion Rate in effect on the
Common Stock for such Trading Day	x	Trading Day)	- $1000

Volume Weighted Average Price per share of Common Stock for such Trading Day x 20

     “Debt” means, with respect to any Person, without duplication, (1) all indebtedness of such Person for borrowed money (other than non-recourse obligations); and (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

     “Global Note” means a Note in registered global form without interest coupons that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Exhibit A

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Certificated Note” means a Certificated Note that bears the IAI Note Legend.

“IAI Common Stock Legend” means the legend set forth in Exhibit B.

     “IAI Global Note” means a Global Note that bears the IAI Note Legend representing Notes initially issued and sold pursuant to the Note Purchase Agreement to the Initial Purchasers, all of which are Institutional Accredited Investors.

“IAI Note” means a Note that bears the IAI Note Legend.

“IAI Note Legend” means the legend set forth in Exhibit A.

“Indenture” means this indenture, as amended or supplemented from time to time.

     “Initial Purchasers” means the Purchasers named in Exhibit A to the Note Purchase Agreement.

     “Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     “interest,” in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

     “Interest Payment Date” means each February 1 and August 1 of each year, commencing August 1, 2007.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

     “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means February 1, 2014.

“NASD” means the National Association of Securities Dealers, Inc.

     “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of January 23, 2007, among the Company, the Initial Purchasers, Sponsor solely for purposes of Articles 1 and 9 and Sections 5.5, 5.6 and 7.1 thereto and KKR PEI Investments, L.P. solely for purposes of Section 4.6 thereto.

“Notes” has the meaning assigned to such term in the Recitals.

     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

     “Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

     “Permitted Transfer” has the meaning given such term in Section 7.1(a) of the Note Purchase Agreement.

     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Register” has the meaning assigned to such term in Section 2.03.

“Registrar” means a Person engaged to maintain the Register.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of January 26, 2007, among the Company and Initial Purchasers.

     “Regular Record Date” for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Trading Day) next preceding such Interest Payment Date.

     “Resale Restriction Termination Date” means, as to any Note, the later of January 26, 2009 and the date that is two years after the last date on which the Company or any Affiliate of the Company was the owner of such Note.

     “Restricted Certificated Note” means a Certificated Note that bears the Restricted Note Legend.

“Restricted Common Stock Legend” means the legend set forth in Exhibit B.

     “Restricted Global Note” means a Global Note that bears the Restricted Note Legend representing Notes transferred pursuant to Rule 144A and in accordance with the Note Purchase Agreement.

“Restricted Note” means a Note that bears the Restricted Note Legend. “Restricted Note Legend” means the legend set forth in Exhibit A. “Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     “Shelf Registration Statement” has the meaning given such term in the Registration Rights Agreement.

     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Sponsor” means Kohlberg Kravis Roberts & Co. L.P.

     “Sponsor Purchasers” means the Initial Purchasers, other than the Bank Purchasers, and their Affiliates that acquire beneficial ownership of Securities in a Permitted Transfer.

     “Stated Maturity” means (i) with respect to the Notes, February 1, 2014, or (ii) with respect to any scheduled payment of interest on the Notes, the date specified as the fixed date on which such interest payment is due and payable as set forth in this Indenture and the Notes, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the

Company.

     A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Subordinated Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. system of automated dissemination of quotations of securities prices and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange,

the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     “Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Price (as provided to the Trustee by the Company) and the Conversion Rate. Any such determination by the Trustee will be conclusive absent manifest error.

     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

     “Volume Weighted Average Price” on any Trading Day means the price per share of the Common Stock as displayed on Bloomberg (or any successor service) page SUNW.Q <Equity> AQR SEC in respect of the period from 9:30 a.m. to 3:50 p.m. (New York City time), on such Trading Day; or, if such price is not available, the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     “Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote generally for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.2	Other Definitions

.

		Defined in

	Term	Section

“Act”		1.05
“Aggregate Amount”		10.10
“Antitrust Laws”		10.01(c)
“Average Sale Price”		10.08
“beneficial owner”		3.01(a)

“Cash Percentage”		10.01
“Cash Percentage Notice”		10.01
“Change in Control Effective Date”		10.13(b)
“Company Order”		2.02
“Conversion Agent”		2.03
“Conversion Rate Cap”		10.15
“Conversion Trigger Price”		Note – paragraph 7
“Defaulted Interest”		11.02
“Distributed Assets”		10.08(a)
“Expiration Date”		10.10
“Expiration Time”		10.10
“Fundamental Change”		3.01(a)
“Fundamental Change Purchase Date”		3.01(a)
“Fundamental Change Purchase Notice”		3.01(c)
“Fundamental Change Purchase Price”		3.01(a)
“Initial Purchasers”		2.01
“Legal Holiday”		12.07
“Make-Whole Shares”		10.13(a)
“Primary Registrar”		2.03
“Purchased Shares”		10.10
“QIB”		2.01(b)
“Reference Period”		10.08(a)
“Reference Property”		10.12
“Remaining Shares”		10.01
“Required Cash Amount”		10.01
“Restricted Securities”		2.14
“Rights”		10.23
“Shareholders Rights Plan”		10.23
“Special Record Date”		11.02
“Stock Price”		10.13(b)
“Trigger Event”		10.11

Section 1.3	Incorporation by Reference of Trust Indenture Act

     . Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes. “indenture security holder” means a Noteholder. “indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.4

Rules of Construction

. Unless the context otherwise requires or except as otherwise expressly provided,

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

     (d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

     (e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

     (f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g)	“or” is not exclusive;

(h)	“including” means including, without limitation; and

(i)	words in the singular include the plural, and words in the plural include the singular.

Section 1.5

Acts of Holders

     . Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2. THE NOTES

Section 2.1 Form, Dating and Denominations; Legends

.

     (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.

     (b) Restricted Notes. All of the Notes are initially being offered and sold pursuant to the Note Purchase Agreement to Initial Purchasers, all of which are Institutional Accredited Investors, and are initially being issued in the form of an IAI Global Note (which will bear the Global Note Legend and the IAI Note Legend set forth in Exhibit A hereto), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. All Notes transferred to an Initial Purchaser or a Sponsor Purchaser shall be issued in the form of one or more IAI Global Notes bearing the Global Note Legend and the IAI Note Legend. All Notes transferred by Initial Purchasers or Sponsor Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and in accordance with the Note Purchase Agreement, other than any such Notes transferred by Initial Purchasers to Sponsor Purchasers or any such Notes that are offered and sold to the Initial Purchasers or any Sponsor Purchasers, shall be issued in the form of one or more Restricted Global Notes (which will bear the Global Note Legend and the Restricted Note Legend set forth in Exhibit A hereto), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the IAI Global Notes and the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

     Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (d) Book Entry Provisions. The Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the Global Note Legend substantially to the effect set forth in Exhibit A. This Section 2.01(d) shall only apply to Global Notes deposited with or on behalf of the Depositary.

     (e) Restriction on Affiliate Transfers. Other than transfers of Notes from any Initial Purchaser or any Sponsor Purchaser to another Initial Purchaser or Sponsor Purchaser, no transfer of Notes to Affiliates of the Company will be permitted.

Section 2.2

Execution and Authentication

     . An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $350,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented initially by a Global Note and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $350,000,000 except as provided in Section 2.07 and except as provided in the next succeeding paragraph.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3 Registrar, Paying Agent and Conversion Agent

     . The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

Section 2.4 Paying Agent To Hold Money In Trust

     . Prior to 11:00 a.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.5

Noteholder Lists

     . The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.6

Transfer and Exchange

. Subject to compliance with any applicable additional requirements contained in

Section 2.14, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(g) not involving any transfer.

     All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

     Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7

Replacement Notes

     . If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

     Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8

Outstanding Notes

     . Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If a Paying Agent holds at 11:00 a.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

     Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9

Treasury Notes

     . In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded; provided, however, that this Section 2.09 shall not apply to any applicable Notes owned by an Initial Purchaser, or a Sponsor Purchaser to which such Notes are transferred in compliance with the applicable provisions of the Note Purchase Agreement, that is deemed to be an Affiliate of the Company solely by virtue of a nominee of Sponsor serving as a director on the Board of Directors other than any such Notes that were transferred to a holder that is not an Initial Purchaser or a Sponsor Purchaser after the Issue Date that were subsequently reacquired by an Initial Purchaser or a Sponsor Purchaser if and for so long as there is a Board Designee (as defined in the Note Purchase Agreement) on the Board of Directors. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor. Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Section 2.10 Temporary Notes

     . Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11 Cancellation

     . The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Notes to the Company.

Section 2.12 CUSIP Numbers

     . The Company in issuing any Global Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13 Book-entry Provisions For Global Notes

.

     (a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

     (b) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

     (c) Any Certificated Note constituting a Restricted Certificated Note or an IAI Certificated Note delivered in exchange for an interest in a Global Note pursuant to Section 2.13(a) shall, except as otherwise provided by Section 2.14, bear the Restricted Note Legend or the IAI Note Legend, as applicable.

(d) The Holder of any Global Note may grant proxies and otherwise authorize any

Person to take any action that a Holder is entitled to take under this Indenture or the Notes. Section 2.14 Special Transfer Provisions .

     (a) The Initial Purchasers, the Sponsor Purchasers and the Bank Purchaser may only transfer Notes in accordance with the Note Purchase Agreement, provided, such transfers also comply with the transfer restrictions set forth in the IAI Note Legend. Unless and until the Trustee receives written notice from the Company or a Holder that a transfer of a Note has not been made in compliance with the Note Purchase Agreement, the Trustee may assume without inquiry that such transfer was made in accordance with the Note Purchase Agreement.

     (b) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(c), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (c) Every Note that bears or is required under this Section 2.14(c) to bear the Restricted Note Legend or the IAI Note Legend, and any Common Stock that bears or is required under this Section 2.14(c) to bear the Restricted Common Stock Legend or the IAI Common Stock Legend (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Note Legend, the IAI Note Legend, the Restricted Common Stock Legend or the IAI Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Notes holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.14(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

     Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Note, shall bear a Restricted Note Legend, IAI Note Legend, Restricted Common Stock Legend or IAI Common Stock Legend, as the case may be, unless such Note or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend. If the Restricted Note surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

     Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend required by this Section 2.14.

     (d) By its acceptance of any Note bearing the Restricted Note Legend or the IAI Note Legend, as the case may be, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend or the IAI Note Legend, as the case may be, and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

     (e) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

ARTICLE 3. PURCHASES

Section 3.1 Repurchase At the Option of the Holder

.

     (a) If there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than 35 Trading Days after the occurrence of such Fundamental Change, unless such 35 Trading Days would not provide Holders with at least 20 Trading Days’ notice, in which event the Fundamental Change Purchase Date shall be the day that provides the shortest period necessary to provide 20 Trading Days’ notice as required by subsection (b) of this Section 3.01, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c); provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date.

     A “Fundamental Change” shall be deemed to have occurred at such time as either of the following events shall occur:

     (i) any person or group, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO) or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Voting Securities; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

     (ii) the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, and the outstanding Voting Securities of the Company are reclassified into, converted for or converted into the right to receive any other property or security, provided that none of these circumstances will be a Fundamental Change if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Securities immediately prior to the transaction, and provided that for the avoidance of doubt, notwithstanding anything herein to the contrary, non-exclusive licenses by the Company shall not be deemed a sale, conveyance, transfer, lease or other disposition;

     (iii) the Company’s stockholders or Board of Directors adopts a plan for the liquidation or dissolution of the Company; or

(iv) upon the occurrence of a Termination of Trading.

For purposes of defining a Fundamental Change:

(x)	the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(y)	the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(z)	the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

     Notwithstanding the foregoing, it will not constitute a Fundamental Change if both (x) at least 90% of the consideration for the Common Stock (excluding Cash payments for fractional shares and Cash payments made in respect of dissenter’s appraisal rights and Cash payments of the Required Cash Amount, if any) in the transaction or transactions otherwise constituting the Fundamental Change consists of common stock, together with any associated rights, traded on a U.S. national securities exchange or approved for trading on an established U.S. system of automated dissemination of quotations of securities prices, or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change, and (y) as a result of such transaction or transactions the Notes become convertible solely into such common stock and associated rights (subject to settlement upon conversion in the manner contemplated by Section 10.01, using the value of such common stock and associated rights for reference).

     (b) As promptly as practicable following the date the Company publicly announces the Fundamental Change transaction, but in no event less than 20 Trading Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Trading Days prior notice, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Noteholder and shall state:

(i)	briefly, the events causing such Fundamental Change;

(ii)	the anticipated effective date of such Fundamental Change;

(iii)	the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iv)	the Fundamental Change Purchase Price;

(v)	the Fundamental Change Purchase Date;

(vi)	the name and address of the Paying Agent and the Conversion Agent;

(vii)	the then-current Conversion Rate and any adjustments thereto;

(viii)	that Notes with respect to which a Fundamental Change Purchase

Notice has been given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

	(ix)	briefly, the procedures a Holder must follow to exercise rights under this Section 3.01;

	(x)	that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

     (xi) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of surrender of such Note;

(xii) briefly, the conversion rights of the Notes;

(xiii) the procedures for withdrawing a Fundamental Change Purchase

Notice;

     (xiv) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Fundamental Change Purchase Date; and

(xv) the CUSIP number of the Notes.

     (c) A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Fundamental Change Purchase Date, stating:

     (i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures if the Notes are not certificated;

     (ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

     (iii) that such Note shall be purchased pursuant to the terms and conditions specified in this Article 3.

     The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

     There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change

Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.2 Effect of Fundamental Change Purchase Notice

.

     (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price and any accrued and unpaid interest, with respect to such Note. Such Fundamental Change Purchase Price and interest shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Fundamental Change Purchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date specifying:

     (i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures, if the Notes are not certificated,

     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

     (iii) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in the preceding paragraph.

Section 3.3 Deposit of Fundamental Change Purchase Price

. Prior to 1:00 p.m. (New York City time) on or prior to the third Business Day following the

Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying

Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

     If the Trustee or the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of a Note on the third Business Day following the Fundamental Change Purchase Date in accordance with the terms hereof, then, immediately after the Fundamental Change Purchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the holder shall terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Note.

Section 3.4

Notes Purchased In Part

     . Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.5 Covenant To Comply With Securities Laws Upon Repurchase of Notes

     . When complying with the provisions of Section 3.01 (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

     (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

     (b) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;

     (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified therein.

     To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.01, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Section 3.01.

ARTICLE 4. COVENANTS

Section 4.1

Payment of Notes

.

     (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes, or any purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes plus 2%.

     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.2 Maintenance of Office or Agency

     . The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.3

Existence

     . The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the material rights and franchises of the Company, except in the case of such rights and franchises, where the failure to do so would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or the Company has otherwise determined that it is not in the best interest of the Company to do so; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.4 Rule 144A Information and Annual Reports

.

     (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Noteholder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issued upon conversion of any Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

     (b) The Company shall deliver to the Trustee, such annual, quarterly and current reports or other information and documents that are required to be filed with the Commission, copies of the Company’s annual reports (which shall contain audited financial statements of the Company), and quarterly and current reports and of the other information and documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act at the time the Company is required to file such annual, quarterly and current reports and other information and documents; provided that any such annual, quarterly and current reports, other information or documents required to be filed with the Commission shall be deemed delivered to the Trustee at the same time the same is filed with the Commission. The Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such annual, quarterly and current reports or other information and documents to the SEC via EDGAR (or any successor electronic delivery procedure). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Noteholder, annual, quarterly and current reports or other information and documents containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual, quarterly and current reports shall be provided at the times the Company would have been required to provide the applicable report had it continued to have been subject to such reporting requirements.

Section 4.5

Reports to Trustee

.

     (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.6 Stay, Extension and Usury Laws

     . The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.7

Payment of Additional Interest

     . If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.1	Consolidation, Merger, Sale or Lease of Assets by the Company
.
(a)	The Company, without the consent of the Holders of any of the outstanding
Notes, may
	(i)	consolidate with or merge with or into any Person, or
	(ii)	sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;

provided, that

     (A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;

     (B) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

     (C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, transfer or lease and the supplemental indenture (if any) comply with the Indenture;

provided, however, that in the event of a consolidation or merger of a wholly-owned subsidiary of the Company with and into the Company, the Company shall not be required to deliver such certificate or opinion.

     (b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

ARTICLE 6.
DEFAULT AND REMEDIES
Section 6.1	Events of Default

. An “Event of Default” occurs with respect to the Notes if:

     (a) the Company defaults in the payment of the principal of any Note, or any Fundamental Change Purchase Price when the same becomes due and payable on the Maturity Date, on the Fundamental Change Purchase Date, upon acceleration, or otherwise;

	(b)	the Company fails to provide the notice required by Section 3.01(b) on a timely basis;

	(c)	the Company defaults in the payment of interest (including any Additional

Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

     (d) the Company fails to deliver all cash and any shares of Common Stock when such cash and Common Stock, if any, are required to be delivered upon conversion of a Note, and the Company does not remedy such default within 10 days;

     (e) the Company fails to comply with any other covenant or agreement of the Company in the Indenture or the Notes and the default or breach continues for a period of 60 consecutive days after receipt of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding; provided, however, that the Company shall have 120 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with Section 4.04(b) of this Indenture so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

     (f) (i) the failure by the Company to make any payment by the end of any applicable grace period after maturity of any principal and/or accrued interest with respect to Debt, where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $100,000,000, or (ii) there is an acceleration of any principal and/or accrued interest with respect to Debt where the amount of such accelerated principal and interest is in an amount in excess of $100,000,000 because of a default with respect to such Debt; in any such case of (i) or (ii), without such Debt having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration hereunder as a result of the related Event of Default shall be automatically rescinded;

     (g) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or any Significant Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (g) or (h) a “Bankruptcy Default”).

Section 6.2

Acceleration

.

     (a) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such Notes and its consequences if:

     (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.3 Other Remedies

     . If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.4

Waiver of Past Defaults

     . Except as otherwise provided in Sections 6.02, 6.07 and 9.02(b), the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5

Control by Majority

     . The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.6

Limitation on Suits

     . A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

     (i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

     (ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

     (iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.7 Rights of Holders to Receive Payment

     . Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.8

Collection Suit by Trustee

     . If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.9 Trustee May File Proofs of Claim

     . The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities

     . If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Restoration of Rights and Remedies

     . If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs

     . In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13 Rights and Remedies Cumulative

     . No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14 Delay or Omission Not Waiver

     . No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7. THE TRUSTEE

Section 7.1

General

.

     (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.2

Certain Rights of Trustee

. Subject to Trust Indenture Act Sections 315(a) through (d):

     (a) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 12.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

     (f) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 7.3

Individual Rights of Trustee

     . The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.4

Trustee’s Disclaimer

     . The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.5

Notice of Default

     . If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.6

Reports by Trustee to Holders

     . Within 60 days after each May 15, beginning with May 15, 2007, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.7

Compensation and Indemnity

.

     (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

     (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.8

Replacement of Trustee

.

(a) The Trustee may resign at any time by written notice to the Company.

     (i) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

     (ii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (iii) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

     A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the

Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.9 Successor Trustee by Merger

     . If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10 Eligibility

     . The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 Money Held in Trust

     . The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8. DISCHARGE

Section 8.1 Satisfaction and Discharge of the Indenture

.

     (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable on the Maturity Date or upon repurchase pursuant to Article 3, and the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the Maturity Date or the Fundamental Change Purchase Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.

     (b) The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

     (i) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

     (ii) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

     (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.2

Application of Trust Money

     . Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal amount of and interest on the Notes.

Section 8.3

Repayment to Company

     . The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01 and (y) held by them at any time.

     The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Notes or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Fundamental Change Purchase Date (with respect to any Notes repurchased pursuant to Article 3)). After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.4

Reinstatement

     . If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company has made any payment of the principal amount of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 Amendments Without Consent of Holders

     . The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

	(a)	to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;
	(b)	to comply with Article 5 or Section 10.12;
	(c)	to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d)	to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
(e)	to provide for uncertificated Notes in addition to or in place of certificated
Notes;
(f)	to secure the Notes;
(g)	to add guarantees with respect to the Notes;
(h)	to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i)	to add any additional Events of Default;

(j)	to comply with the rules of any applicable securities depositary; or

(k) to make any other change that does not materially adversely affect the rights of any Holder.

Section 9.2 Amendments With Consent of Holders

.

     (a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

     (i) reduce the principal amount of, Fundamental Change Purchase Price with respect to, or any premium or interest payment on any Note,

	(ii)	make any Note payable in currency or securities other than that stated
in the Note,

	(iii)	change the Stated Maturities of any installment of principal of any
Note,

	(iv)	make any change that adversely affects the Holders’ right to convert any Note,

	(v)	make any change that adversely affects the Holders’ right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture,

     (vi) impair the right to convert or receive any principal or interest payment with respect to, a Note, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes, or

     (vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers.

     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     (e) With respect to the amendments set forth in Section 9.01 and this Section 9.02, no such amendment to cure any ambiguity, defect or inconsistency made solely to conform the Indenture to the provisions of the description of the Notes as set forth in any final offering memorandum will be deemed to adversely affect the interests of the Noteholders.

Section 9.3

Effect of Consent

.

     (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.4 Trustee’s Rights and Obligations

     . The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.5 Conformity With Trust Indenture Act

     . Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.6

Payments for Consents

     . Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10. CONVERSION

Section 10.1 Conversion Privilege

.

     (a) A Holder of a Note may convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Maturity Date upon the occurrence of any of the events set forth in paragraph 7(a), paragraph 7(b), paragraph 7(c), paragraph 7(d) or paragraph 7(e) of the Notes, subject to the provisions of this Article 10. Except as set forth below under Section 10.01(c) and in Section 10.11 and Section 10.12, if a Holder surrenders its Notes for conversion, such Holder will receive, in respect of each $1,000 of principal amount of Notes to be converted:

     (i) Cash in an amount equal to the lesser of (A) $1,000 and (B) the Conversion Value (the “Required Cash Amount”), and

     (ii) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”), equal to the sum of the Daily Share Amounts for each of the twenty consecutive Trading Days in the Conversion Reference Period, subject to the right of the Company to deliver Cash in lieu of all or a portion of such Remaining Shares as described below.

     (b) By the Close of Business on the Business Day prior to the first scheduled Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in Cash (the “Cash Percentage”) and will notify the Noteholder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, (x) the amount of Cash that the Company will deliver pursuant to clause (b) of this Section 10.01 in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day, and (iii) the Volume Weighted Average Price of the Common Stock for such Trading Day and (y) the number of shares of Common Stock deliverable in respect of each Business Day in the applicable Conversion Reference Period (in lieu of the full Daily Share Amount for such Trading Day pursuant to clause (b) above) will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the Close of Business on the Trading Day prior to the first scheduled Trading Day of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company will pay Cash in lieu of fractional shares otherwise issuable upon conversion of such Note, pursuant to Section 10.03 hereof. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by the Close of Business on the Business Day prior to the scheduled first Trading Day of the applicable Conversion Reference Period.

     (c) Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver shares in connection with any conversion of Notes if to do so would constitute a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any foreign antitrust requirements or any similar laws ("Antitrust Laws") and, to the extent the Company has elected to settle the Conversion Value in excess of the Required Cash Amount in shares (or is required to do so because it has not made any election to the contrary), the Company may defer delivery of the Remaining Shares until permitted under such laws (although such shares will be delivered promptly to the maximum extent permitted) and for avoidance of doubt, in no such event shall the Company be required to deliver cash in lieu of the Remaining Shares. In this regard, in the event of any conversion by any Initial Purchaser or any Sponsor Purchaser while there is an Affiliate or representative of any Initial Purchaser or any Sponsor Purchaser on the Board of Directors or, in any event, prior to the Designee Termination Date (as defined in the Note Purchase Agreement), in connection with and prior to such conversion, such Person will either (i) certify to the Company that no filings or clearances are required under Antitrust Laws and delivery of shares issued upon such conversion would not violate any Antitrust Laws (and, if requested, provide reasonably detailed information supporting such determination), or (ii) certify that such filings or clearances are required, in which case such Person and the Company will provide reasonable cooperation with one another in connection with the making of such filings and obtaining of such clearances and such Person shall acknowledge that the Remaining Shares (or such portion of the Remaining Shares as to which restrictions under Antitrust Laws are applicable) shall not be required to be delivered until such time as all such filings have been made and such clearances obtained (including the expiration of any applicable waiting periods) or are no longer required. For purposes of the foregoing certifications, it will be assumed that the maximum number of Remaining Shares of Common Stock deliverable upon conversion of the Notes would be delivered. In connection with a certification pursuant to clause (i), such certification may be based on an irrevocable commitment to sell immediately upon receipt (which will be deemed satisfied if same day) a sufficient number of shares of Common Stock such that no filings or clearances are required under applicable Antitrust Laws in connection with the conversion of such Notes, provided, that if such commitment is the basis for such certification, such Person shall furnish reasonable evidence of such commitment in connection with such conversion and certification.

     (d) A Holder may convert a portion of the principal amount of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

     (e) In the event of a stock split, combination, dividend or any other event resulting in an adjustment to the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10, during the applicable Conversion Reference Period, appropriate adjustment to the equation for calculating Conversion Value and Remaining Shares shall be made, as determined by the Board of Directors.

     (f) Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to this Article 10 only if the Fundamental Change Purchase Notice has been withdrawn in accordance with Section 3.02.

     (g) Whenever any event described in paragraph 7(a), paragraph 7(b), paragraph 7(c), paragraph 7(d) or paragraph 7(e) of the Notes shall occur such that the Notes become convertible as provided in this Article 10, the Company shall (x) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (y) promptly deliver, in accordance with Section 12.03, written notice of the convertibility of the Notes to the Trustee and each Noteholder and to the Conversion Agent for the benefit of the Noteholders, which press release, website posting, public disclosure or written notice, as the case may be, shall include:

(i) a description of such event;

     (ii) a description of the periods during which the Notes shall be convertible as provided in paragraph 7(a), paragraph 7(b), paragraph 7(c), paragraph 7(d) or paragraph 7(e) of the Notes as a result of such event;

(iii) a statement of whether an adjustment to the Conversion Rate shall take effect in respect of such event pursuant to Section 10.13; and

(iv) the procedures Noteholders must follow to convert their Notes in accordance with this Article 10, including the name and address of the Conversion Agent. Section 10.2 Conversion Procedure .

     (a) To convert a Note represented by a Global Note, a Noteholder must convert by book-entry transfer to the Conversion Agent through the facilities of the DTC. To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes. The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.03, of the occurrence of such Conversion Date.

     (b) As promptly as practicable following the end of the Conversion Reference Period applicable to the Notes being converted, the Company shall deliver to the Holder, through the Conversion Agent, the Required Cash Amount and Remaining Shares, if any (including Cash in lieu of Remaining Shares pursuant to Section 10.01 hereof and Cash in lieu of fractional shares pursuant to Section 10.03 hereof). The person in whose name the certificate representing any shares is registered shall be treated as a stockholder of record on and after the last Trading Day of the Conversion Reference Period; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Remaining Shares upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

     (c) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. Upon conversion of a Note, a Noteholder will not receive, except as described below, any Cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the Cash and/or shares of common stock, if any, received by the Noteholder upon conversion. Delivery to the Noteholder of such Cash and/or shares of Common Stock will thus be deemed (1) to satisfy the Company’s obligation to pay the principal amount of a Note, and (2) to satisfy the Company’s obligation to pay accrued and unpaid interest on the Note. As a result, upon conversion of a Note, accrued and unpaid interest on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.

     (d) Holders of Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion, and such Notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made (x) in connection with any conversion following the Regular Record Date immediately preceding the Maturity Date, (y) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (z) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

     (e) If the Holder converts more than one Note at the same time, the Required Cash Amount and the Remaining Shares, if any (together with the Cash payment, if any, in lieu of fractional shares) shall be based on the total principal amount of the Notes converted.

     (f) If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

     (g) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Section 10.3 Fractional Shares

     . The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver Cash in lieu of a fractional share based on arithmetic average of the Volume Weighted Average Price of Common Stock for each of the twenty consecutive Trading Days of the Conversion Reference Period, rounded to the nearest whole cent (the “Average Price”).

Section 10.4 Taxes On Conversion

     . If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be delivered in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.5 Company To Provide Common Stock

.

     The Company shall at all times have authorized and reserved and keep available for issuance a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of Remaining Shares due upon conversion, including as may be adjusted for share splits, combinations or other similar transactions (assuming, for purposes of this sentence, that the Company elects to deliver solely shares of Common Stock in respect of its obligation to deliver the Remaining Shares).

     All shares of Common Stock delivered upon payment of the Remaining Shares, if applicable, upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon payment of the Remaining Shares, if applicable, upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     In addition, if any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.

Section 10.6 Adjustment for Change In Capital Stock

.

     (a) If the Company shall, at any time and from time to time while any of the Notes are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all holders of its Common Stock, then the Conversion Rate at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Rate by a fraction:

     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date.

     If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.06(a).

     (b) If the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, if the Company shall, at any time or from time to time while any of the Notes are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such

Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

Section 10.7 Adjustment for Rights Issue

     . If the Company shall, at any time or from time to time while the Notes are outstanding, distribute rights or warrants to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(x)	the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock so offered for purchase; and

(y)	the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price).

     Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

     To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants or upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07.

Section 10.8 Adjustment for Other Distributions

.

     (a) If the Company shall, at any time or from time to time while the Notes are outstanding, distribute to all holders of its Common Stock any of its Capital Stock, assets, or debt securities or any rights, warrants or options to purchase securities of the Company (excluding (w) any distribution of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company referred to in Section 10.08(b) below, (x) any distributions described in Section 10.06(a) above, (y) any rights or warrants described in Section 10.07 above, (z) any all-cash dividends or other cash distributions referred to in Section 10.09 below) (such Capital Stock, assets, debt securities or rights to purchase securities of the Company being distributed hereinafter in this Section 10.08 called the “Distributed Assets”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction:

	(i)	the numerator of which will be the Current Market Price of the
Common Stock, and

	(ii)	the denominator of which will be the Current Market Price of the

Common Stock minus the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets so distributed applicable to one share of the Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date).

     Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared. Except as set forth in the prior sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.08(a).

     If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.08(a) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price for purposes of clause (i) above, unless the Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

     (b) With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution on Common Stock of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company, the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:

     (i) the numerator of which shall be (a) the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution on the principal national securities exchange or inter-dealer quotation system on which such securities are then listed or traded, plus (b) the average of the Closing Prices over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution (the “Average Sale Price”), and

	(ii)	the denominator of which shall be the Average Sale Price.
Section 10.9	Adjustment for Cash Dividends

     . If the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, Cash (excluding (x) any distributions described in Section 10.10 below or (y) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business of the Ex-Dividend Date for such distribution by a fraction:

(x)	the numerator of which shall be equal to the Current Market Price per share of Common Stock; and

(y)	the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock.

     Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. In the event that such distribution is not so made, the

Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

Section 10.10 Adjustment for Certain Tender Offers or Exchange Offers

     . In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Notes are outstanding, distribute Cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common

Stock, the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(x)	the numerator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

(y)	the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

     An adjustment, if any, to the Conversion Rate pursuant to this Section 10.10 shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10.10 to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.10.

Section 10.11 Provisions Governing Adjustment to Conversion Rate

     . Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.08, except as set forth in Section 10.23. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23. In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 was made (including any adjustment contemplated in Section 10.23), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Section 10.12 Disposition Events

. If any of the following events (any such event, a “Disposition Event”) occurs:

     (a) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)	any merger, consolidation or other combination involving the Company; or

(c)	any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all of the holders of Common Stock shall be entitled to receive Cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that notwithstanding the provisions of Section 10.01, and subject to the provisions of paragraph 7 of the Notes, the Conversion Value with respect to each $1,000 principal amount of Notes converted following the effective date of any Disposition Event, shall be calculated based on the kind and amount of Cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock.

     If the Conversion Value of the Notes shall be based on Reference Property as set forth above, the Company’s obligation to deliver the consideration described in Section 10.01 with respect to each $1,000 principal amount of Notes tendered for conversion after the effective date of any such Disposition Event, shall, notwithstanding anything to the contrary set forth in Section 10.01, be settled in Cash and units of Reference Property (if applicable) and the Company shall deliver, as promptly as practicable immediately following the last Trading Day of the Conversion Reference Period:

(1)	Cash in an amount equal to the lesser of (A) $1,000 and (B) the Conversion Value, and

(2)	if the Conversion Value is greater than $1,000, an amount in Reference Property, determined as set forth in Section 10.01(b), with a fair market value, as determined by the Conversion Agent, equal to the Conversion Value less $1,000; and

(3)	an amount in Cash in lieu of any fractional shares of Common Stock, if applicable, calculated based on the Average Price,

provided that, in each case, (x) the Conversion Value and the Daily Share Amounts, shall be determined as if the words “Volume Weighted Average Price per share of Common Stock” in the definition of each such term were replaced by the words “Volume Weighted Average Price per unit of Reference Property composed of the kind and amount of Cash, securities or other property that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive,” (y) the Volume Weighted Average Price shall be determined with respect to such a unit of Reference Property and (z) references to “Remaining Shares” and “shares of Common Stock” were instead references to “a unit of Reference Property composed of the kind and amount of Cash, securities or other property that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive.”

     Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such Disposition Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Disposition Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at the address of such Noteholder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.12 shall similarly apply to successive Disposition

Events.

If this Section 10.12 applies to any event or occurrence, none of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 shall apply.

     Section 10.13 Adjustment to Conversion Rate Upon Change in Control Transactions, Discretionary Adjustment .

     (a) If, after the Issue Date, a Change in Control occurs and a Holder elects to convert its Notes in connection with such Change in Control, the Company will increase the Conversion Rate for the Notes surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 10.13. A conversion of Notes will be deemed for the purposes of this Section 10.13 to be “in connection with” a Change in Control transaction if the notice of conversion of the Notes is received by the Conversion Agent from and including the effective date of the Change in Control transaction up to and including the Trading Day prior to the related Fundamental Change Purchase Date.

     (b) The number of Make-Whole Shares will be determined by reference to the table below and is based on the date which such Change in Control transaction becomes effective (the “Change in Control Effective Date”) and the price paid per share of Common Stock in the Change in Control (in the case of a Change in Control described in clause (ii) of the definition thereof), or in the case of all other Changes in Control, the average of the Closing Prices per share of Common Stock over the five Trading-Day period ending on the Trading Day preceding the relevant Change in Control Effective Date (the “Stock Price”). If holders of Common Stock receive only cash in the case of a Change in Control described in clause (ii) of the definition thereof, the Stock Price shall be the Cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Prices per share of Common Stock over the five Trading-Day period ending on the Trading Day preceding the relevant Change in Control Effective Date.

     (c) The Stock Prices set forth in the first row of the table below will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares on the table below will be subject to adjustment in the same manner as the Conversion Rate as set forth in Section 10.06 through Section 10.10.

				Effective Date
	January 26, February 1, February			February	February	February	February	February
Stock Price	2007	2008	1, 2009	1, 2010	1, 2011	1, 2012	1, 2013	1, 2014

$5.77	34.7	34.7	34.7	34.7	34.7	34.7	34.7	34.7
$6.00	31.9	32.3	32.6	32.6	32.2	31.3	29.5	27.9
$7.00	22.7	22.6	22.3	21.7	20.6	18.7	15.3	4.6
$8.00	16.6	16.3	15.7	14.8	13.5	11.3	7.7	0.0
$9.00	12.4	12.0	11.3	10.4	9.0	7.0	3.8	0.0
$10.00	9.5	9.0	8.4	7.4	6.1	4.4	1.9	0.0
$11.00	7.4	6.9	6.2	5.4	4.3	2.8	1.0	0.0
$12.00	5.8	5.3	4.7	4.0	3.0	1.8	0.5	0.0
$13.00	4.6	4.2	3.6	3.0	2.2	1.2	0.3	0.0
$14.00	3.7	3.3	2.8	2.2	1.6	0.8	0.2	0.0
$15.00	3.0	2.6	2.2	1.7	1.1	0.6	0.1	0.0
$16.00	2.4	2.1	1.7	1.3	0.8	0.4	0.1	0.0
$17.00	1.9	1.7	1.4	1.0	0.6	0.3	0.0	0.0
$18.00	1.6	1.3	1.1	0.8	0.5	0.2	0.0	0.0
$19.00	1.3	1.1	0.8	0.6	0.3	0.1	0.0	0.0
$20.00	1.1	0.9	0.7	0.5	0.2	0.1	0.0	0.0
$25.00	0.4	0.3	0.2	0.1	0.0	0.0	0.0	0.0
$30.00	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0

     (d) If the exact Stock Prices and Change in Control Effective Dates are not set forth in the table, then: (i) if the Stock Price is between two Stock Prices in the table or the Change in Control Effective Date is between two Change in Control Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and the earlier and later Change in Control Effective Dates in the table, based on a 365-day year, (ii) if the Stock Price is in excess of $30.00 per share, subject to adjustment as set forth in Section 10.13(c), no Make-Whole Shares will be issued upon conversion of the Notes; and (iii) if the Stock Price is less than $5.77 per share, subject to adjustment as set forth in Section 10.13(c), no Make-Whole Shares will be issued upon conversion of the Notes.

     (e) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     (f) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 10.14 When Adjustment May Be Deferred

     . No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in determining any subsequent adjustment. In addition, the Company shall make any carry forward adjustments not otherwise effected upon notice of a required purchase of the notes pursuant to Section 3.01, and on January 1, 2014.

Section 10.15 When No Adjustment Required

.

     (a) No adjustment need be made for a transaction referred to in Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Conversion Rate at such time.

     (b) No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

     (c) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     (d) No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (e) To the extent the Notes become convertible pursuant to this Article 10 into Cash, no adjustment need be made thereafter as to the Cash. Interest will not accrue on the Cash.

     (f) The Conversion Rate shall not exceed 173.3482 shares per $1,000 principal amount of the Notes on account of adjustments to the Conversion Rate pursuant to this Article 10, subject to the adjustments set forth in Sections 10.06, 10.07, 10.08, 10.09 and 10.10 above. Further, notwithstanding anything in this Article 10 (subject only to the provisions of the second succeeding sentence), the conversion rate shall not exceed 1,007.2226 per $1,000 principal amount of the Notes, other than as a result of adjustments to the Conversion Rate in the manner set forth in Sections 10.06, 10.07 and 10.08 (such limitations herein referred to as the “Conversion Rate Cap”). The Company shall not take any action if, as a result of such action, the adjustment to the Conversion Rate that would otherwise be made pursuant to the provisions of 10.09 or 10.10 would be limited by the Conversion Rate Cap, unless such action would not result in a violation of NASD Rule 4350 as such rule or successor to such rule may be then in effect and interpreted by the

NASD. If such action would not result in a violation of NASD Rule 4350, then the Conversion Rate Cap shall not apply to such action taken by the Company.

Section 10.16 Notice of Adjustment

. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to

Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.17 Notice of Certain Transactions

     . If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c) there is a liquidation or dissolution of the Company, then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed Ex-Dividend Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 10.07, Section 10.08, or Section 10.09, and in the case of Section 10.08 or Section 10.09, that has a per share value equal to more than 10% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 20 Trading Days prior to the Ex-dividend Date for such distribution. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.18 Right of Holders to Convert

     . Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10 and paragraph 7 of the Notes and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 10.19 Company Determination Final

     . The Company shall be responsible for making all calculations called for hereunder and under the Notes. These calculations include, but are not limited to, Conversion Value, the Conversion Date, the Volume Weighted Average Price, the Conversion Reference Period, the Closing Price, the Conversion Price, the Required Cash Amount, the Applicable Conversion Rate and the number of shares of Common Stock, if any, to be issued upon conversion of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Noteholders. The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 10.20 Trustee’s Adjustment Disclaimer

     . The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.

Section 10.21 Simultaneous Adjustments

.

     (a) For purposes of Section 10.08, Section 10.06(a) and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.06(a) and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date” within the meaning of Section 10.06(a).

     (b) The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 10.12 applies) shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the “Ex-Dividend Date” within the meaning of this Section 10.08), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of Section 10.06(b)).

Section 10.22 Successive Adjustments

     . After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.23 Rights Issued in Respect of Common Stock Issued Upon Conversion.

     In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”) pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or Conversion Rate at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any conversion, the Rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, its assets, debt securities or rights as described in Section 10.08 above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

Section 10.24 Withholding Taxes for Adjustments in Conversion Rate

     . The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of Cash and Common Stock on the Notes to the extent required by law. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Volume Weighted Average Price for each Trading Day in the relevant Conversion Reference Period.

ARTICLE 11. PAYMENT OF INTEREST

Section 11.1 Interest Payments

     Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 11.2 Defaulted Interest

     . Except as otherwise specified with respect to the Note, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

     (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.3 Interest Rights Preserved

     . Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 12. MISCELLANEOUS

Section 12.1 Trust Indenture Act of 1939

. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture

Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 12.2 Noteholder Communications; Noteholder Actions

.

     (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     (b) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

     (i) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 12.3 Notices

.

     (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when transmission is confirmed verbally or by email, if sent by facsimile transmission. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company: Sun Microsystems, Inc. 4150 Network Circle Santa Clara, CA 95054 Attention: Michael Dillon Tel: (650) 960-1300 Fax: (650) 786-2368 if to the Trustee:

U.S. Bank National Association 633 West Fifth Street, 24th Floor Los Angeles, CA 90071

Attention: Corporate Trust Services (Sun Microsystems, Inc. 0.750% Convertible Senior Notes due 2014) Tel: (213) 615-6043 Fax: (213) 615-6197

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 12.4 Communication by Holders with Other Holders

     . Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 12.5 Certificate and Opinion as to Conditions Precedent

     . Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 12.6 Statements Required in Certificate or Opinion

     . Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)	a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 12.7 Legal Holiday

     . A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, interest shall accrue for the intervening period.

Section 12.8 Rules by Trustee, Paying Agent, Conversion Agent and Registrar

. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The

Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.9 Governing Law

     . THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 12.10 No Adverse Interpretation of Other Agreements

     . The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 12.11 Successors

     . All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 12.12 Duplicate Originals

     . The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Separability

     . In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14 Table of Contents and Headings

     . The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

     Section 12.15 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

     . No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

SUN MICROSYSTEMS, INC. as Issuer

By:

Name: Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:

Name: Paula M. Oswald Title: Vice President

EXHIBIT A

[FACE OF NOTE] [Global Notes Legend]

[The following legend shall appear on the face of each Global Note:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE

DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

     [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK

CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED

CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

[IAI Note Legend]

[The following legend shall appear on the face of each IAI Note:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. IN NO EVENT MAY THIS NOTE BE SOLD, ASSIGNED, PLEDGED, LOANED, HEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED (COLLECTIVELY, A “TRANSFER”) BY A SPONSOR PURCHASER PRIOR TO APRIL 26, 2007; PROVIDED, HOWEVER, THAT A SPONSOR PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME TO AN AFFILIATED ENTITY, PROVIDED THAT SUCH TRANSFEREE IS A SPONSOR

PURCHASER AND AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE, THE NOTE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND THE TRANSFERING HOLDER AGREES TO CONTINUE TO BE SO BOUND. ANY SPONSOR PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN DURING THE TIMES DESCRIBED IN THE NOTE PURCHASE AGREEMENT AND ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A PERMITTED TRANSFER, (3) A TRANSFER TO A TRANSFEREE THAT IS NOT SPONSOR OR AN AFFILIATE OF

SPONSOR, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (4) SOLELY IF NO REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS AVAILABLE FOR SUCH SALE, TO A “QUALIFIED INSTITUTIONAL BUYER” THAT IS NOT SPONSOR OR AN AFFILIATE OF SPONSOR PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, OR (5) A TRANSFER TO A TRANSFEREE THAT IS NOT SPONSOR OR AN AFFILIATE OF SPONSOR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO REGULATION S UNDER THE SECURITIES ACT. NO BANK PURCHASER SHALL TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT PURSUANT TO A WRITTEN INSTRUCTION BY THE SPONSOR PURCHASERS OR PURSUANT TO A BANK PURCHASER TRANSFER EVENT, IN EACH CASE AS PROVIDED IN THE NOTE PURCHASE AGREEMENT. THIS LEGEND SHALL BE REMOVED, AND REPLACED BY A NEW LEGEND, IN EACH CASE IF APPLICABLE, UPON THE TRANSFER OF THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE PURSUANT TO EITHER OF THE TWO IMMEDIATELY PRECEDING SENTENCES. IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE OR ANY COMMON STOCK

ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.

     THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT.

     IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER

INFORMATION, INCLUDING AN “ASSIGNMENT FORM” IN THE FORM ATTACHED TO THE BACK OF THIS NOTE, AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Restricted Note Legend]

[The following legend shall appear on the face of each Restricted Note:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE

SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

Sun Microsystems, Inc.

0.750 % Convertible Senior Notes Due February 1, 2014

CUSIP No. [ __________ ][1]

$ __________

No. [ __________ ]

     Sun Microsystems, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to
________
, or its registered assigns, the principal sum of ___ DOLLARS ($
______
) on February 1, 2014[, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $350,000,000) by adjustments on the Schedule of Exchanges of Notes on the other side of this Note in accordance with the Indenture.]1

Initial Interest Rate: 0.750% per annum.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2007.

Regular Record Dates: January 15 and July 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

1 Include only if the Note is a Global Note

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

SUN MICROSYSTEMS, INC.

By:

Name: Title:

Attest: By:

Name: Title:

(Form of Trustee’s Certificate of Authentication)

     This is one of the 0.750% Convertible Senior Notes Due February 1, 2014 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

Sun Microsystems, Inc.

0.750% Convertible Senior Notes Due February 1, 2014

1.	Principal and Interest.

The Company promises to pay the principal of this Note on February 1, 2014.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 0.750% per annum (subject to adjustment as provided below).

     Interest will be payable semiannually in arrears (to the holders of record of the Notes at the close of business on the January 15 or July 15 immediately preceding the interest payment date) on each interest payment date, commencing August 1, 2007.

     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum of 0.750%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will established as set forth in the Indenture referred to below.

     Additional interest will accrue on the Notes at an additional rate per year equal to 0.25% per annum of the principal amount of the Notes under the circumstances set forth in the Registration Rights Agreement (as defined below).

     Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, without additional interest.

2. Registration Rights Agreement.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated January 26, 2007, between the Company and the Purchasers named therein (the “Registration Rights Agreement”). In the event of a Registration Default, as defined in the Registration Rights Agreement, the Holder is entitled to additional interest for the period from and including the day following the occurrence of the Registration Default to, but excluding, the earlier of the day on which the Registration Default has been cured or the date on which there are no Registrable

Securities, as defined in the Registration Rights Agreement. Additional interest will accrue at an additional rate per year equal to 0.25% per annum of the principal amount of the Notes.

3. Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the close of business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

5. Indenture.

     This is one of the Notes issued under an Indenture dated as of January 26, 2007 (as amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.

6. Repurchase at the Option of the Holder upon a Fundamental Change.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes held by such Holder on the date, at the purchase price and as otherwise provided in the Indenture.

     Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If Cash (and/or securities if permitted under the Indenture) sufficient to pay the Fundamental Change Purchase Price of, together with any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Fundamental Change Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price and accrued and unpaid interest upon surrender of such Notes).

7. Conversion.

     A Holder of a Note may convert such Note into Cash and, to the extent the Conversion Value of such Note is greater than $1,000, Cash, shares of Common Stock or a combination thereof, at the option of the Company, as described in the Indenture before the Close of Business on the Business Day immediately preceding Maturity Date, if at least one of the following conditions is satisfied:

     (a) during any calendar quarter commencing at any time after March 31, 2007, and only during such calendar quarter, if the Closing Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Conversion Price per share of Common Stock on the last day of such preceding calendar quarter (the “Conversion Trigger Price”);

     (b) during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Closing Price of the Common Stock on such date and the Conversion Rate on such date;

     (c) the Company elects to distribute to all holders of Common Stock (i) rights or warrants entitling all holders of the Common Stock to subscribe for or purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at less than the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, or (ii) Cash, debt securities (or other evidences of Debt) or other assets (excluding dividends or distributions described in Section 10.06 of the Indenture), which distribution, together with all other distributions within the preceding twelve months, has a per share value exceeding 10% of the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution; or

     (d) if a Change in Control occurs or if the Company is a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into Cash, securities or other assets; or

     (e) at any time on or after January 1, 2014 until the Close of Business on the Business Day immediately preceding the Maturity Date.

     The Conversion Agent will determine on the Company’s behalf at the beginning of each calendar quarter commencing at any time after March 31, 2007 through the calendar quarter ending

December 31, 2013 whether the Notes are convertible as a result of the price of the Common Stock pursuant to clause (a) above and will notify the Company and the Trustee if the Notes are so convertible.

     The Trustee shall have no obligation to determine the Trading Price of the Notes pursuant to clause (b) above unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Price and the Conversion Rate. At such time, the Company shall instruct the Trustee to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Price and the Conversion Rate.

     If the Company makes a distribution described in subsection (c)(i) or (c)(ii), the Company must notify Holders at least 20 Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the Close of Business on the Business Day prior to the Ex-Dividend Date for such distribution or the Company’s announcement that such distribution will not take place, even if the Notes are not convertible at that time.

     The Company will notify Noteholders and the Trustee as promptly as practicable following the date on which the Company publicly announces any transaction described in clause (d) above, but in no event less than 20 Trading Days’ prior to the anticipated effective date of such transaction in the case of a Change in Control within the control of the Company or of which the Company has at least 30 Trading Days prior notice. Noteholders may surrender their Notes for conversion at any time after the date that is 15 Trading Days prior to the anticipated effective date of such transaction until 35 Trading Days after the actual date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the Fundamental Change Purchase Date).

8. Defaults and Remedies.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable, subject to certain limitations set forth in the Indenture. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the

Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

9. Amendment and Waiver.

     Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

10. Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

11.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.	Unclaimed Money or Notes.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. Trustee Dealings with the Company.

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others.

     A director, officer, incorporator, agent, subsidiary, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication.

     This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

16. Governing Law.

     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

17. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date: Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by: By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note, check the box: [ ]

     To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $[ ] .

     If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES[2]

     The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Principal Amount of
	Amount of decrease	Amount of Increase	this Global Note	Signature or
	in Principal Amount	in Principal Amount	following such	authorized signatory
Date of Exchange	of this Global Note	of this Global Note	decrease or increase	of Trustee

2 This schedule should be included only if the Note is a Global Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
__________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:

Sign exactly as your name appears on the other side of this Note

Date:

Medallion Signature Guarantee:

     [FOR INCLUSION ONLY IF THIS NOTE BEARS AN IAI NOTE LEGEND ––] Other than pursuant to the sale or transfer of a Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of January 26, 2007, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	[ ]	To the Company.
(2)	[ ]	In connection with a Permitted Transfer.

(3)	[ ]	A transfer to a transferee that is not an Affiliate of any Sponsor Purchaser pursuant to Rule 144 under the Securities Act.

(4)	[ ]	Solely if no registration statement under the Securities Act is available for such sale, a transfer to a person that is not an “Affiliate” of any Sponsor
Purchaser (as described in Rule 144 under the Securities Act) pursuant to
Rule 144A under the Securities Act or pursuant to Regulation S under the
Securities Act.

     Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

     [FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED NOTE LEGEND ––] Other than pursuant to the sale or transfer of the Note under an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of January 26, 2007, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	[ ]	to the Company; or

(2)	[ ]	pursuant to and in compliance with Rule 144A under the Securities Act of
1933; or

(3)	[ ]	pursuant to and in compliance with Regulation S under the Securities Act of
1933; or

(4)	[ ]	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND AND IAI COMMON STOCK LEGEND

[IAI Common Stock Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. IN NO EVENT MAY THIS SECURITY BE SOLD, ASSIGNED, PLEDGED, LOANED HEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED (COLLECTIVELY, A “TRANSFER”) BY A SPONSOR PURCHASER PRIOR TO APRIL 26, 2007; PROVIDED, HOWEVER, THAT A SPONSOR PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME TO AN

AFFILIATED ENTITY, PROVIDED THAT SUCH TRANSFEREE IS A SPONSOR

PURCHASER AND AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE, THE NOTE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND THE TRANSFERING HOLDER AGREES TO CONTINUE TO BE SO BOUND. ANY SPONSOR PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OTHER THAN DURING THE TIMES DESCRIBED IN THE NOTE PURCHASE AGREEMENT AND ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A PERMITTED

TRANSFER, (3) A TRANSFER TO A TRANSFEREE THAT IS NOT SPONSOR OR AN AFFILIATE OF SPONSOR, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (4) SOLELY IF NO REGISTRATION STATEMENT UNDER THE 1933 ACT IS AVAILABLE FOR SUCH SALE, TO A “QUALIFIED INSTITUTIONAL BUYER” THAT IS NOT SPONSOR OR AN AFFILIATE OF SPONSOR PURSUANT TO RULE 144A UNDER THE SECURITIES ACT OR (5) A TRANSFER TO A TRANSFEREE THAT IS NOT SPONSOR OR AN AFFILIATE OF SPONSOR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO REGULATION S UNDER THE SECURITIES ACT. NO BANK PURCHASER SHALL TRANSFER THIS SECURITY EXCEPT PURSUANT TO A WRITTEN INSTRUCTION BY THE SPONSOR PURCHASER OR PURSUANT TO A BANK PURCHASER TRANSFER EVENT, IN EACH CASE AS PROVIDED IN THE NOTE PURCHASE AGREEMENT. THIS LEGEND SHALL BE REMOVED, AND REPLACED BY A NEW LEGEND, IN EACH CASE IF

APPLICABLE, UPON THE TRANSFER OF THE SECURITY EVIDENCED HEREBY

PURSUANT TO EITHER OF THE TWO IMMEDIATELY PRECEDING SENTENCES. IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL

B-1

NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

     THIS SECURITY IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT.

     IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Restricted Common Stock Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE

SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY OTHER THAN (1) TO THE COMPANY, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

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